Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 114 to Registration Statement No. 002-93601 on Form N–1A of our reports dated September 19, 2016 relating to the financial statements and financial highlights of Fidelity OTC Portfolio and Fidelity Real Estate Income Fund, and our reports dated September 20, 2016 relating to the financial statements and financial highlights of Fidelity Series Real Estate Income Fund, Fidelity Series Real Estate Equity Fund, Fidelity Blue Chip Growth Fund, Fidelity Series Blue Chip Growth Fund and  Fidelity Series Small Cap Opportunities Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 23, 2016